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                               EXHIBIT NO. 21

                 SUBSIDIARIES OF THE STANDARD PRODUCTS COMPANY


The following is a list of all subsidiaries of the Registrant as of June 30, 1996.


                                                    Jurisdiction
                                                     In Which
              Name                                  Incorporated
         -----------------------------------------  ------------------

         Admiral Retread Equipment, Inc.            Ohio

         5 Rubber Corporation                       Pennsylvania

         Holm Industries, Inc.                      Indiana

         Itatiaia Standard                          Brazil

         Nisco Holding Company                      Delaware

         Oliver Rubber Company                      California

         Standard Products Brazil                   Brazil

         Standard Products Funding Corporation      Delaware

         Standard Products Industriel               France

         Standard Products Limited                  United Kingdom

         Standard Products (Canada) Limited         Dominion of Canada

         Standard Products International, Inc.      Delaware

         Standard Products de Mexico, S.A. de C.V.  Mexico

         Stantech, Inc.                             Delaware

         Westborn Service Center, Inc.              Michigan

         Union Trucking Company                     Michigan